Exhibit 99.2

CRANE CO.

Consolidated Income Statement Data

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net Sales:
Aerospace & Electronics	$138,767	$126,903	$511,624	$429,128
Engineered Materials	62,942	54,739	276,186	240,220
Merchandising Systems	43,086	37,417	169,205	155,289
Fluid Handling	222,507	192,878	861,937	748,259
Controls	18,515	16,385	71,950	63,377
Intersegment Elimination	(215)	(65)	(567)	(282)

Total Net Sales	$485,602	$428,257	$1,890,335	$1,635,991

Operating Profit:
Aerospace & Electronics	$24,928	$33,350	$92,650	$96,155
Engineered Materials	9,476	10,203	54,072	48,136
Merchandising Systems	1,957	1,497	9,722	2,766
Fluid Handling	12,659	10,930	52,152	43,496
Controls	1,714	2,022	5,529	4,541
Corporate	(4,493)	(4,849)	(27,821)	(26,082)

Operating Profit before Income (Charge)	46,241	53,153	186,304	169,012
Asbestos and Environmental Income (Charge)	14,019	—	(347,794)	—

Total Operating Profit (Loss)	60,260	53,153	(161,490)	169,012

Interest Income	121	462	1,366	1,186
Interest Expense	(5,114)	(7,010)	(23,161)	(20,010)
Miscellaneous- Net	15,178	2,186	15,115	976

Income (Loss) Before Income Taxes	70,445	48,791	(168,170)	151,164
Provision (Benefit) for Income Taxes	24,075	15,125	(62,749)	46,861

Net Income (Loss)	$46,370	$33,666	$(105,421)	$104,303

Share Data:
Net Income (Loss)	$0.78	$0.56	$(1.78)	$1.75

Average Diluted Shares Outstanding	59,750	60,177	59,251	59,716
Average Basic Shares Outstanding	59,123	59,517	59,251	59,394

Supplemental Data:
Cost of Sales	$328,531	$285,585	$1,646,668	$1,106,166
Selling, General & Administrative	96,811	89,519	405,157	360,813
Depreciation and Amortization *	13,732	15,328	55,716	54,025

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current Assets
Cash and Cash Equivalents	$50,727	$142,518
Accounts Receivable	308,140	248,492
Inventories	284,291	235,431
Other Current Assets	59,648	35,335

Total Current Assets	702,806	661,776

Property, Plant and Equipment	287,596	302,638
Other Assets	547,025	311,123
Goodwill	579,081	536,239

Total Assets	$2,116,508	$1,811,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$8	$100,275
Loans Payable	363	—
Accounts Payable	161,477	116,885
Accrued Liabilities	225,530	171,438
Income Taxes	22,636	29,976

Total Current Liabilities	410,014	418,574

Long-Term Debt	296,592	295,861
Deferred Income Taxes	71,367	57,738
Postretirement, Pension and Other Liabilities	674,841	253,352
Common Shareholders’ Equity	663,694	786,251

Total Liabilities and Shareholders’ Equity	$2,116,508	$1,811,776

CRANE CO.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Operating Activities:
Net (loss) income	$46,370	$33,666	$(105,421)	$104,303
Charge for asbestos and environmental - net of tax	(9,112)	—	229,272	—
Gain on divestiture	(9,468)	—	(9,468)	—
Income from joint venture	(1,313)	(779)	(4,041)	(3,097)
Depreciation and amortization	13,732	15,328	55,716	54,025
Cash provided by (used for) operating working capital	11,646	27,068	(27,403)	21,249
Other	14,454	(2,297)	10,365	(5,814)

Subtotal	66,309	72,986	149,020	170,666
Payments for asbestos-related fees and costs	(19,720)	(1,691)	(38,056)	(7,938)

Total provided from operating activities	46,589	71,295	110,964	162,728

Investing Activities:
Capital expenditures	(6,855)	(7,655)	(22,507)	(28,128)
Proceeds from disposition of capital assets	2,832	2,191	3,738	5,867
Payments for acquisitions, net	—	—	(49,957)	(168,818)
Proceeds from divestitures	15,320	—	15,320	1,600

Total provided from (used for) investing activities	11,297	(5,464)	(53,406)	(189,479)

Financing Activities:
Dividends paid	(5,918)	(5,964)	(23,686)	(23,768)
Settlement of treasury shares acquired on the open market	—	—	(42,748)	(6,641)
Stock options exercised - net of shares reacquired	4,873	4,687	14,509	6,253
(Repayment) issuance of debt, net	(40,879)	2,431	(99,868)	149,718

Total (used for) provided from financing activities	(41,924)	1,154	(151,793)	125,562

Effect of exchange rate on cash and cash equivalents	2,566	5,079	2,444	7,118

Increase (decrease) in cash and cash equivalents	18,528	72,064	(91,791)	105,929
Cash and cash equivalents at beginning of period and year	32,199	70,454	142,518	36,589

Cash and cash equivalents at end of period and year	$50,727	$142,518	$50,727	$142,518

CRANE CO.

Order Backlog

(in thousands)

	December 31, 2004	Sept 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Aerospace & Electronics	$341,505	$355,564	$353,087	$319,954	$277,173
Engineered Materials	16,376	15,677	16,197	17,564	11,787
Merchandising Systems	11,998	10,877	11,024	11,176	10,330
Fluid Handling	183,158	176,650	172,120	163,955	140,192
Controls	13,696	13,586	13,451	13,029	12,169

Total Backlog	$566,733	$572,354	$565,879	$525,678	$451,651

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended Dec 31,		Year Ended Dec 31,
	2004	2003	2004	2003
Operating (loss) profit	$60,260	$53,153	$(161,490)	$169,012
Asbestos and environmental charge - pre-tax	(14,019)	—	347,794	—

Operating profit before charge	$46,241	$53,153	$186,304	$169,012

Net (loss) income	$46,370	$33,666	$(105,421)	$104,303
Asbestos and environmental charge - net of tax	(9,112)	—	229,272	—

Net income before charge	$37,258	$33,666	$123,851	$104,303

(Loss) earnings per share	$0.78	$0.56	$(1.78)	$1.75
Asbestos and environmental charge - net of tax	(0.15)	—	3.87	—

Earnings per share before charge	$0.63	$0.56	$2.09	$1.75

Cash provided from operating activities before asbestos-related payments	$46,589	$71,295	$110,964	$162,728
Asbestos-related payments	19,720	1,691	38,056	7,938

Cash provided from operating activities	$66,309	$72,986	$149,020	$170,666
Less: Capital expenditures	(6,855)	(7,655)	(22,507)	(28,128)

Free cash flow	$59,454	$65,331	$126,513	$142,538

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.